For more information, please contact:

AmTrust Financial Services, Inc.
Hilly Gross	Ronald E. Pipoly, Jr.
Vice President, Investor Relations	Chief Financial Officer
212-220-7120 x 7013	216-328-6116
hgross@amtrustgroup.com	rpipoly@amtrustgroup.com

For immediate release
March 9, 2007

AmTrust Financial Services Announces Quarterly Dividend

(New York) - AmTrust Financial Services, Inc. (NASDAQ: AFSI) today announced that its Board of Directors approved a quarterly cash dividend of $.02 per share of common stock.  The dividend is payable on April 16, 2007 to shareholders of record as of April 2, 2007.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational specialty property and casualty holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

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